UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2014

Paperweight Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2014, Appvion, Inc. (“Appvion”), a wholly-owned subsidiary of Paperweight Development Corp. (the “Company”), entered into a second amendment (the “Second Amendment”) to its existing Credit Agreement dated as of June 28, 2013 by and among Appvion, Inc., as borrower, Paperweight Development Corp., as holdings, Jeffries Finance LLC, as administrative agent, and Fifth Third Bank, as revolver agent, swing line lender and L/C issuer, as amended by the First Amendment to Credit Agreement, dated as of November 11, 2013 (as amended, the “Credit Agreement”).

The Second Amendment provides that the Company is permitted to file its Form 10-Q for the fiscal quarter ended September 28, 2014 (the “Q3 Form 10-Q”) by the date that is the earlier of (i) twenty-one (21) days after the November 11, 2014 effective date of the Second Amendment or (ii) December 3, 2014. Prior to the execution of the Second Amendment, the Credit Agreement had required the Company to file its Q3 Form 10-Q by November 12, 2014. As disclosed in the Form 12b-25 filed by the Company on November 12, 2014, the Company currently expects to file the Q3 Form 10-Q by November 17, 2014.

The description above of the Second Amendment is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2014, the Audit Committee of the Board of Directors of the Company, upon the recommendation of the Company’s management, determined that the Company’s consolidated financial statements for the years ended December 28, 2013, December 29, 2012, and December 31, 2011, and the financial statements for the quarters ended March 31, 2014 and June 30, 2014 should no longer be relied upon. The Audit Committee made this determination following consultation with and upon the recommendation of management and following consultation with the Company’s independent accountants, PricewaterhouseCoopers LLP.

During the preparation of the Company’s Q3 Form 10-Q, the Company concluded that certain aspects of its accounting for redeemable equity securities issued to the Company’s Employee Stock Ownership Plan were incorrect because of a misapplication in the guidance on accounting for redeemable equity. The Company assessed the impact of this misapplication on its prior interim and annual financial statements and concluded that the combined impact was material to these financial statements. Accordingly, the Company has determined to revise its financial statements to correct these errors. The Company believes, based on information available to date, that correcting the accounting for redeemable equity securities will have no impact on the Company’s results of operations or cash flows. Although the magnitude of the adjustment for each period is still being determined, the Company currently believes that the changes will be limited to an adjustment of the carrying amount of redeemable common stock and an equal but offsetting adjustment to the carrying amount of accumulated deficit (retained earnings). The Company currently intends to file (i) an amendment to its Annual Report on Form 10-K for the 2013 fiscal year ended December 28, 2013, (ii) amendments to its Quarterly

Reports on Form 10-Q for each of the fiscal quarters ended March 30, 2014 and June 29, 2014, respectively, and (iii) the Q3 Form 10-Q by November 17, 2014, pending the conclusion of the accounting corrections for the periods reflected therein. The Company is evaluating the impact of these matters on its internal controls and related disclosures.

The Audit Committee and management of the Company have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including with respect to the anticipated restatement of historical financial results and the Company’s ability to file the amended Form 10-K and Forms 10-Q on the currently expected schedule. These forward-looking statements are preceded by terms such as “expects,” “intends,” “anticipates” or “believes.” These forward-looking statements are based on information currently available to the Company. Such forward-looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied. Consequently, the Company wishes to caution readers not to place undue reliance on any such statements. Such risks and uncertainties include factors relating to the timing and nature of the additional work required to complete the closing procedures for the amended Form 10-K and Forms 10-Q and the resolution of the accounting errors discovered during the preparation of the Form 10-Q for the fiscal quarter ended September 28, 2014. The Company undertakes no obligation to update or correct any forward-looking statement made herein due to the occurrence of events after the filing of this Current Report on Form 8-K, except as required under applicable federal securities law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit 10.1	Second Amendment to Credit Agreement, dated as of November 11, 2014, among Appvion, Inc., as borrower, Paperweight Development Corp., as holdings, Jeffries Finance LLC, as administrative agent, and Fifth Third Bank, as revolver agent, swing line lender and L/C issuer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014

By:	/s/ Jeffrey J. Fletcher
Vice President/Controller

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of November 11, 2014, among Appvion, Inc., as borrower, Paperweight Development Corp., as holdings, Jeffries Finance LLC, as administrative agent, and Fifth Third Bank, as revolver agent, swing line lender and L/C issuer.